CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002

I, Bruce MacGregor, Chief Executive Officer of Bluetorch, Inc., certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Annual Report of the Company on Form 10-K for the period from August 26, 2002 (inception) through December 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/  Bruce  MacGregor
---------------------

Bruce  MacGregor
Chief  Executive  Officer


/s/  Scott A Battenburg
------------------------------
Scott  Battenburg,  Chief  Financial  Officer





July  21,  2004